Exhibit 10.1
SECOND OMNIBUS AMENDMENT TO MICROSOFT OPERATIONS DIGITAL
DISTRIBUTION AGREEMENT
AMENDMENT SUMMARY AND SIGNATURE PAGES
This Second Omnibus Amendment (“Amendment”) to the Microsoft Operations Digital Distribution Agreement is entered into between:
Microsoft Corporation
     A corporation organized under the laws of the State of Washington, U.S.A. (“Microsoft”)
AND
Digital River, Inc.
     A company organized under the laws of the State of Delaware, U.S.A. (“Company”)

Amendment Effective Date	This Amendment shall become effective on the latter of the two signature dates set forth below.

Purpose and Scope:	Company and Microsoft are parties to a Microsoft Operations Digital Distribution Agreement dated September 1, 2006 (as the same may have been amended, supplemented or otherwise modified from time to time, the “Agreement”), pursuant to which Company has provided E-Commerce Activities to Microsoft in accordance with the terms of the applicable SOWs.

Company has agreed, as part of the E-Commerce Activities, to host one or more Microsoft websites and to make Product available for purchase by End-Users from Microsoft through those websites.

This Amendment (i) adds a new “Hosted Platform Addendum” to the Agreement, which will apply when Company hosts, as part of the E-Commerce Activities, one or more websites and makes products available for purchase by Authorized Parties through those websites on Microsoft’s behalf, and (ii) effectuates certain other changes to the Agreement made necessary by the inclusion of the Hosted Platform Addendum and Company’s performance of the E-Commerce Activities contemplated in the Hosted Platform Addendum and the related SOW(s).
This Amendment consists of the following:
•	This Amendment Summary and Signature Page

•	The Amendment Terms and Conditions

•	Attachment 1: Hosted Platform Addendum

•	Attachment 2: [*]

•	Attachment 3: [*]

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

SECOND OMNIBUS AMENDMENT TO MICROSOFT OPERATIONS DIGITAL
DISTRIBUTION AGREEMENT
Microsoft and Company enter into this Amendment by signing below.

[MICROSOFT CORPORATION]	DIGITAL RIVER, INC.

Signature:	Signature:

Print Name:	Print Name:

Title:	Title:

Date:	Date:

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

AMENDMENT TERMS AND CONDITIONS
     1. Extension of Term of Agreement. The date defined as the “Expiration Date” in the Agreement (and any subsequent amendments thereof) is hereby deleted and replaced with a reference to “October 31, 2013.” Unless the Agreement is terminated earlier, or the Expiration Date is again extended by mutual written agreement of the parties, the Agreement will expire on the new Expiration Date set forth in the preceding sentence.
     2. Addition of New Hosted Platform Addendum to the Agreement. A new, Hosted Platform Addendum in the form of Attachment 1 to this Amendment is hereby added to the Agreement. The terms and conditions in the Hosted Platform Addendum shall apply only where Company will, as part of the E-Commerce Activities specified in the applicable SOW, be hosting one or more Microsoft websites and making products available for purchase by Authorized Parties from Microsoft through those websites.
     3. [*]
     4. [*]
     5. Press Release. Microsoft acknowledges that Company desires to issue a press release relating to the execution of the Store SOW and Microsoft’s selection of Company to perform the E-Commerce Activities specified therein. If Company submits a draft press release relating to the foregoing matters to Microsoft for review in accordance with Section 7(c) of the Agreement, Microsoft agrees that it shall review such press release in good faith and that it shall not unreasonably withhold or condition its approval of such press release or unreasonably delay its response to Company in respect thereof.
     6. [*]
     7. Amendments to Agreement.
               (a) Amendment to Section 7(c) of Agreement. Two new sentences are hereby added at the end of Section 7(c) of the Agreement to read as follows:
          “Anything in this Section 7(c) to the contrary notwithstanding, if Company is obligated to file periodic reports with the Securities and Exchange Commission, then Company shall have the right to file a copy of any portion of this Agreement with the applicable commission or governmental agency to the extent necessary, in Company’s reasonable opinion, to comply with any applicable disclosure laws or regulations (including any reporting requirement of the Securities Exchange Commission), or any listing requirement of any stock exchange, including NASDAQ, applicable to Company; provided, that Company (i) notifies Microsoft in writing reasonably in advance of any such filing and (ii) makes a good faith effort to seek confidential treatment from such commission or governmental agency for any provisions in this Agreement which Company reasonably believes would be (A) viewed as highly confidential by Microsoft or (B) injurious to Microsoft if known by Microsoft’s competitors or other vendors. Company shall provide to Microsoft in connection with any notice under subpart (i) above, a summary of the provisions of this Agreement for which Company will seek confidential treatment under subpart (ii) above as part of the applicable filing.”
               (b) Amendments to Section 15(b)(ii)(B) of Agreement. Subparts (i) and (v) of Section 15(b)(ii)(B) of the Agreement are hereby deleted in their entirety and the remaining subparts of that Section are hereby adjusted accordingly.
               (c) Addition of New Section 15(b)(ii)(F) to Agreement. A new subsection (F) is hereby added to Section 15(b)(ii) of the Agreement to read as follows:
     “(F) Either party (in this context, the “Terminating Party”) may terminate this Agreement, or any particular SOW, and Company (if it is the Terminating Party) may terminate or suspend its performance under this Agreement or any particular SOW, with not less than one hundred eighty (180) days’ prior written notice to the other party (the “Affected Party”) if:
          (i) the Affected Party enters into one or more definitive agreements (each, a “Definitive Agreement”) under which the Affected Party will or does:

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

                    (1) sell or transfer all or a substantial part of its assets to a third party,
                    (2) merge with another entity, or
                    (3) undergo a change in control (any of the foregoing, an “Acquisition Transaction”);
and
          (ii) in the case of an Acquisition Transaction described in subpart (2) or (3) above, following consummation of the Acquisition Transaction, the Affected Party (or its successor) will not be (or is not, as the case may be) controlled, either directly or indirectly, by a private equity company (as defined below);
provided, that if the Affected Party provides written notice to the Terminating Party that it has entered into (or intends to enter into) the Definitive Agreement(s) for an Acquisition Transaction the Terminating Party must deliver its notice of termination or suspension to the Affected Party (or its successor) under this subsection (F) within thirty (30) days after receipt of the Affected Party’s written notice to that effect (or the Affected Party’s actual execution of the Definitive Agreements, if later) or it shall be deemed to waive such right.
          For purposes of this subsection (F), one entity “controls” another if the entity directly or indirectly through an Affiliate, holds the majority of the voting rights in that entity, or has the right to appoint or remove a majority of its board of directors, or controls alone or under an agreement with others the majority of the voting rights in it and “private equity company” means a company whose principal business is acquiring, or investing in, the businesses of others and which is not controlled by a person or entity whose principal business involves the selling of products and/or the provision of services.
               (d) Amendments to Section 15(d) of Agreement. In the first sentence of Section 15(d) of the Agreement, the words “combination or centralization” are hereby deleted. In addition, in the last sentence of Section 15(d) of the Agreement, the phrase “at Company’s expense” is hereby deleted and replaced with “at Microsoft’s reasonable expense.”
     8. Definitions. Capitalized terms used in and not otherwise defined in this Amendment or the attachments shall have the meanings given to them in the Agreement.
     9. No Further Amendment. Except as expressly modified by this Amendment, the Agreement and shall remain unmodified and in full force and effect.
     10. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and as executed shall constitute one agreement, binding on both parties even though both parties do not sign the same counterpart.
END OF AMENDMENT TERMS AND CONDITIONS

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

ATTACHMENT 1
HOSTED PLATFORM ADDENDUM
TO
MICROSOFT OPERATIONS DIGITAL DISTRIBUTION AGREEMENT
               This Hosted Platform Addendum (this “HPA”) supplements and, to the extent applicable amends, the Agreement with respect to all SOWs under which Company will host, as part of the E-Commerce Activities, one or more Microsoft websites and make products available for purchase by Authorized Parties through those websites on Microsoft’s behalf.
1.	Additional Definitions. Capitalized terms used in and not otherwise defined in this HPA shall have the meanings given to them in the Agreement. The terms below shall have the following meanings:
                    (a) “Chargeback” means (i) in the case of Transactions subject to the Network Rules of a Network, any chargeback transaction initiated in accordance with the applicable Network Rules and (ii) in the case of Transactions processed through a Non-Card Network (as defined in Section 6(b)), any chargeback or reversal of a purchase Transaction initiated under the Non-Card Network’s standard rules or guidelines, if any, other than in connection with a return under Microsoft’s then-current returns policy.
                    (b) “Company-Sourced Third-Party Products” means any and all third-party products and services available for purchase through a Website which are acquired by Microsoft for resale from Company, but shall not include Products. If Microsoft elects to purchase Company-Sourced Third-Party Products from Company, Microsoft and Company acknowledge and agree that the terms governing such purchases shall be set forth in a separate written agreement between the parties.
                    (c) “Content” means any and all text, pictures, sounds, graphics, video, or other data in any format whatsoever, integrated into or used on a Website, as such materials may be modified from time to time.
                    (d) “EULA” means the applicable Microsoft End-User License Agreement for a Microsoft Product.
                    (e) “Hosting Services” means those E-Commerce Activities provided by Company under a SOW which expressly references this HPA and which involve (i) the creation or assembly of Websites on servers owned or controlled by Company; (ii) incorporating Content onto Websites; and/or (iii) hosting and/or maintaining Websites on servers owned or controlled by Company.
                    (f) “Microsoft-Sourced Third-Party Products” means any and all third-party products and services available for purchase through a Website which are acquired by Microsoft for resale from a third-party other than Company, but shall not include Products.
                    (g) “Network” means a card association or network (e.g. Visa, Mastercard, Discover or American Express).
                    (h) “Network Rules” means the bylaws, rules, regulations, and other requirements issued by a Network from time to time, but solely to the extent that the foregoing are applicable to Microsoft, the applicable Member Bank, or Company, as the case may be, in relation to the E-Commerce Activities.
                    (i) “Territory” means the geographic territory(ies) designated in the applicable SOW within which Products, Upgrades and Third-Party Products will be sold to Customers via the Website(s) under such SOW. If the United States is designated as a Territory, the Territory shall include Puerto Rico and United States military bases located outside of the United States.
                    (j) “Third-Party Product” means, collectively, the Company-Sourced Third-Party Products and the Microsoft-Sourced Third-Party Products.
                    (k) “Transaction” means the sale of one or more Product(s), Upgrades or Third-Party Products (and any related, ancillary products or services) offered through the Website by Microsoft to a User through a single order.

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

                    (l) “Upgrade” means the upgraded Products and Third-Party Products that an Authorized Party obtains through installation of certain encrypted upgrade software code in object code format provided by Microsoft and/or the purchase and application of license keys and key controls.
                    (m) “User” means a potential Customer, business partner, Microsoft employee or other person who accesses a Website.
                    (n) “Website” means a website (which may include a store, cart and/or checkout) which is branded with Microsoft’s trademarks through which certain Users may obtain and/or purchase Products, Upgrades, and Third-Party Products from Microsoft. Such Websites are created, assembled, hosted and maintained by Company under this HPA and a SOW. For the avoidance of doubt, the term “Website” shall not be deemed to include any webpage(s) hosted and maintained by Microsoft or another vendor of Microsoft, regardless of whether the URL for such website contains one or more of the same components as the URL for a Website (e.g. “microsoftstore”).
     2. Microsoft as Seller of Record for Transactions. Notwithstanding anything to the contrary, Microsoft (and not Company) will be the seller of record for all sales of Products, Upgrades and Third-Party Products to Users through the Websites provided by Company pursuant to this HPA and any SOW referencing this HPA. Microsoft shall have the sole discretion to set the price or license fee at which the Products, Upgrades and Third-Party Products are offered for sale to Users through the Websites. All prices to Users shall be in the currencies mutually agreed upon in the applicable SOW. As seller of record, title to Products, Upgrades and Third-Party Products shall pass directly from Microsoft to the Customer or Authorized Party and at no time will Company be deemed to have or take title to any Product(s), Upgrades or Third-Party Products sold by Microsoft pursuant to this HPA and any SOW referencing this HPA (other than Company-Sourced Third-Party Products prior to sale to Microsoft or as otherwise provided in any agreement governing the terms of the sale of Company-Sourced Third-Party Products to Microsoft). Microsoft agrees and acknowledges that it shall not enter orders on behalf of Users through the Website except as expressly agreed upon by the Parties in a SOW referencing this HPA. Company shall have the right to reject any Product, Upgrade or Third-Party Product for listing through the Website(s) that is not compliant with applicable laws, rules or regulations.
     3. Development and Maintenance of Websites. Company shall develop and maintain Websites in accordance with the guidelines and requirements detailed in the applicable SOW. Company will be responsible for preparing and delivering [*] all disclosures to Users that it determines to be required or appropriate (it being understood that Microsoft shall have the right to approve such disclosures (such approval not to be unreasonably withheld or delayed) in advance of delivery to Users and to reasonably require additional disclosures), [*] including “who we are” disclosures designed to clearly disclose Company as the e-commerce services provider with respect to Transactions and the text of pages utilized in connection with the Website(s) and other disclosures necessary for Company to comply with its agreements with its payment processors. The format, placement and “look and feel” of all such disclosures and text will be subject to Microsoft’s prior written approval, which shall not be unreasonably withheld or delayed. As the seller of record, Microsoft shall control the privacy policy, terms and conditions of sale, and returns policy (subject to the terms in this HPA) utilized in connection with the Website(s) [*] Company shall process Transactions with Users residing in the applicable Territory only. Microsoft shall have the right, at its option, to review and approve the branding and “look and feel” of the Websites and any Content to be included thereon and to require Company to make changes thereto (provided such changes comply with applicable laws, rules and regulations). Company shall incorporate any terms of use, privacy policies and other notices onto the Websites that are required in good faith by Microsoft from time to time, so long as such notices are in compliance with applicable laws, rules and regulations. Each party shall comply with all applicable laws, rules and regulations in connection with the development and maintenance of the Websites and the parties shall cooperate in good faith to ensure that the Websites remain in compliance with all applicable laws and regulations. Microsoft shall obtain and will maintain in full force and effect any and all consents, authorizations, approvals and licenses necessary in connection with the sale of the Products, Upgrades and Third-Party Products pursuant to this HPA and the SOWs referencing this HPA.
     4. Hosting Support. In addition to the Hosting Services described in the applicable SOW, Company shall provide support in connection with the Hosting Services as follows:
                    (a) conduct website and server maintenance [*] on Websites [*];
                    (b) [*];
                    (c) provide technical support to Microsoft’s customer service representatives in respect of the operation of the Website and User issues relating thereto as described in the applicable SOW;

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

                    (d) provide training and online tools in relation to the use and operation of the Website in accordance with the terms of the SOW (it being agreed that Company is not responsible for providing product support to Users unless otherwise provided in the applicable SOW); and
                    (e) provide Microsoft with online access to its globalCommerce Command Console (the “Administration Interface”), through which Microsoft may administer certain parts of the Website; add, remove, or change information related to Products, Upgrades and Third-Party Products available for sale through the Website (including, without limitation, the pricing applicable thereto and promotions in respect thereof) and obtain standard online reports (it being understood and agreed that if Microsoft modifies any terms applicable to the Products, Upgrades or Third-Party Products on the Website(s) through the Administration Interface, that Company shall not be responsible for any deviation between such information, as modified, and any conflicting requirements in this HPA or the applicable SOW).
     5. Ownership of Content; Reaffirmation of Ownership of Materials and Company IP. Company acknowledges that any Content provided to it by or on behalf of Microsoft pursuant to this HPA or any SOW shall constitute “Materials” under the Agreement and is the property of Microsoft or its licensors, and that Company has no rights in such Materials except for any applicable license rights contained in the Agreement. Microsoft acknowledges that any Company-provided Content utilized on the Website which does not constitute Materials or a Deliverable shall be deemed “Company IP” under the Agreement and is the property of Company or its licensors, and that Microsoft has no rights in such Company IP except for any applicable license rights contained in the Agreement. Microsoft further acknowledges that neither Company-provided Content nor any aspect of Company’s core infrastructure or functionality in its e-commerce platform used to dynamically generate Website pages or any implementation thereof utilized in connection with the E-Commerce Activities contemplated in this HPA or any SOW referencing this HPA shall be deemed a “Deliverable” under the Agreement and that such items shall be deemed to be Company IP, unless specifically provided to the contrary in the applicable SOW. Microsoft shall not disassemble, decompile, or otherwise reverse engineer or otherwise attempt to learn the source code or algorithms underlying any Company IP.
                    (a) Each party shall be responsible for its respective Content and shall ensure that such Content does not and will not: (i) contain any material that is unlawful, obscene, or defamatory or that violates any intellectual property rights or any other rights of any third party; or (ii) promote or facilitate any violence, discrimination or other illegal activities.
                    (b) Each party shall obtain any and all necessary clearances, releases, approvals and consents from third parties and make any and all required payments to third parties in connection with the other party’s use of such party’s Content in connection with the E-Commerce Activities.
     6. Termination of Any Website; Discontinuance of Products or Third-Party Products. Microsoft shall have the right, with not less than thirty (30) days’ prior written notice, to require Company to shut down any Website URL if Microsoft reasonably believes that Company or Microsoft’s use of such URL in connection with the E-Commerce Activities violates the rights of any third party, provided that Microsoft shall use best efforts to secure an alternative URL for the purpose of the applicable SOW as soon as reasonably practicable. Microsoft shall further have the right, at any time and for any reason, with notice to Company, to discontinue the sale of any Product, Upgrade or Third-Party Product, or the use of Company or a Website to sell such Product, Upgrade or Third-Party Product. Following receipt of any written notice from Microsoft that it desires to discontinue the sale of any Product, Upgrade or Third-Party Product, Company shall remove such Product, Upgrade or Third-Party Product (including any advertising) from the Website(s) as promptly as reasonably practicable (but will use best efforts to do so within five (5) calendar days) after receipt of such notice from Microsoft.
                    (a) In the event any claim in connection with any Product, Upgrade and/or Third-Party Product offered for sale through a Website is asserted against Company, its Affiliates, Microsoft, and/or the manufacturer or publisher of such Product, Upgrade and/or Third-Party Product (if not Microsoft), and Company reasonably believes (in the opinion of its legal counsel) that such claim is non-frivolous and could subject Company to increased legal or business risk should such Product, Upgrade and/or Third-Party Product remain available for sale through the Website then Company will have the right to or suspend or terminate the sale of such Product, Upgrade and/or Third-Party Product in connection with the HPA and any applicable SOWs with not less than fifteen (15) days prior written notice to Microsoft, and may take such other actions as it deems to be reasonably necessary to comply with applicable law (including without limitation the “safe harbor” provisions of the Digital Millennium Copyright Act or similar local legislation).
                    (b) Company shall establish and maintain unique merchant identification numbers under applicable Network Rules for credit card and debit card payments processed by Company under this HPA as part of the E-Commerce Activities. In the event that payments through any entity, other than a Network, are accepted by Company for Transactions as agreed upon in an applicable SOW (e.g., PayPal) (each, a “Non-Card Network”), and any such Non-Card Network allows companies

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

performing services similar to the E-Commerce Activities governed by this HPA to establish unique merchant identification numbers or merchant-specific accounts or contractual relationships (each, a “MID”), Company shall additionally establish MIDs with such Non-Card Networks. Company shall use the MIDs solely in connection with Transactions the payment for which is processed by Company as part of the E-Commerce Activities under this HPA (each such Transaction, a “Processed Transaction”). Company shall promptly notify Microsoft in writing (each such notice, a “Chargeback Notice”) in the event that (i) the Chargeback rates for a calendar month under a MID exceed a Network’s (or Non-Card Network’s, as the case may be) threshold for the ratio of Chargebacks to Processed Transactions or (ii) Company believes, based on its forecasting of anticipated Chargebacks in connection with Processed Transactions, that the Chargeback rates for future calendar months under the MIDs are likely to exceed a Network’s (or Non-Card Network’s, as the case may be) threshold for the ratio of Chargebacks to Processed Transactions. Each Chargeback Notice shall include sufficient data to allow Microsoft to verify Company’s calculations. Following Microsoft’s receipt of a Chargeback Notice, Microsoft and Company shall promptly discuss the reasons underlying the Chargebacks during the applicable calendar month (or, as applicable, the bases for Company’s projections for future Chargebacks) and cooperate in good faith with the goal of reducing the incidence of Chargebacks as stated in the Chargeback Notice and avoiding Network (or Non-Card Network) fees and fines for Chargebacks.
          [*]
     7. Additional Confidentiality, Privacy and Personal Information Requirements.
                    (a) Confidentiality Requirements. [*] Company shall not disclose Personal Information to any third party, except in connection with fraud prevention activities, bank authorizations, charge-backs and Company record retention policies or as required under applicable law or Network Rules, without Microsoft’s prior written consent. [*] Each party acknowledges that it will access, use and disclose such Personal Information in compliance with any applicable laws and applicable Network Rules. Except as expressly amended in this Section 7, Company’s obligations under the Agreement with respect to Personal Information shall remain unaffected.
                    (b) Collection and Use of Personal Information. Company shall comply with Section 7 of the Agreement with respect to the collection and use of all Personal Information collected by Company through any Website. [*]
                    (c) Privacy Notices. Each Website must contain clear and conspicuous privacy notices established and maintained by Microsoft which includes a statement that Microsoft may share with third parties (such as Company), or authorize third parties to collect and use certain User information in connection with the processing of a User’s order for the purchase of Products, Upgrades and/or Third-Party Products as well as for ongoing fraud control and (if applicable) customer service. The privacy notices must comply with all relevant laws. Nothing in Microsoft’s privacy notice shall prevent or be deemed to prevent Company from receiving cardholder information or using it in accordance with the Tri-Party Agreement, this HPA or any SOW which references this HPA. As between Users and Microsoft, Transactions shall be governed by Microsoft’s privacy notice applicable to the Website. Any User information used by Company in connection with the processing of a User’s order for the purchase of Products, Upgrades and/or Third-Party Products shall be governed by the restrictions on the use of Personal Information contained in this HPA and/or the Tri-Party Agreement.
                    (d) PCI Security Standards; Network Rules. Company will comply at all times with the applicable PCI security standards established by the PCI Security Standards Council (including the PCI DSS requirements for cardholder data (Level 1) and the PCI Payment Application DSS for certain payment applications) which are required to be implemented under the Network Rules (the “PCI Standards”). Company will provide to Microsoft upon Microsoft’s request, on an annual basis, a certification of a duly authorized officer who has knowledge of Company’s compliance with the PCI Standards, which certification will state that Company is in compliance with the PCI Standards. If Microsoft receives cardholder data in connection with Company’s performance of E-Commerce Activities governed by this HPA, Microsoft agrees that it will comply with the PCI Standards in respect of such cardholder data if (but then only to the extent) it is required to do so by one or more Networks under applicable Network Rules.
     8. Inventory Management. Without limiting any other term herein, the parties agree that the Inventory Management Terms and Conditions attached to the Agreement (the “Inventory Management TC”) shall apply to any Inventory and Third-Party Products in Company’s possession or under Company’s control under this HPA and a related SOW. All Inventory and Third-Party Products made available for purchase through a Website in connection with this HPA, and all components thereof, shall constitute (a) “Inventory” and a part of the “Microsoft Inventory and Related Materials” for all purposes of the Inventory Management TC and (b) “Inventory” for all purposes of the Agreement. Company will provide Customers and Authorized Parties with physical media, documentation and components as provided in the applicable SOW. Notwithstanding the forgoing,

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

nothing in this section shall apply to Company-Sourced Third-Party Products until such time as they are acquired by Microsoft for resale from Company.
     9. [*]
     10. Returns. Returns of Products, Upgrades and Third-Party Products shall be processed by the parties in accordance with the terms of the applicable SOW. Notwithstanding the foregoing, Microsoft may modify its return policy for Customers for any Product, Upgrade or Third-Party Product by providing not less than [*] calendar days advance written notice to Company. In the event that any change to Microsoft’s returns policy for a Product, Upgrade or Third-Party Product would, in Company’s reasonable opinion, materially alter Company’s internal processes associated with implementing Microsoft’s return policy or materially increase the cost to Company of implementing such policy, Company may notify Microsoft of that fact in writing, in which event the parties will discuss in good faith mutually-agreeable solutions to any issues reasonably raised by Company and any such solutions shall be described in an amendment to the applicable SOW signed by both parties.
     11. End-User License Agreement. Where Company, its agents or subcontractors is responsible for digital fulfillment as designated in the applicable SOW, Company shall provide Customers with the EULAs for Microsoft Products (in the form specified by Microsoft in writing and updated by Microsoft from time to time at its sole discretion) to be provided with the applicable Products or Upgrades which govern the Customer or Authorized Party’s use and license of the Products or Upgrades. Microsoft will be solely responsible for the terms of, and its compliance with, any and all EULAs relating to Products and Upgrades.
     12. Taxes. Company shall carry out Microsoft’s tax policy as agreed upon in the applicable SOW. Company will bill and cause to be collected any and all U.S. and foreign sales, use and value added and comparable taxes, duties, tariffs, and other government-assessed fees and charges (“Taxes”) in accordance with written instructions as may be provided in writing to Company by Microsoft from time to time. Microsoft acknowledges that it is responsible for the content in such written instructions. If Microsoft gives notice to Company of changes in the billing and collection of Taxes, Company will implement these changes as promptly as reasonably practicable.
                    (a) [*]
                    (b) [*]
     13. Physical and Digital Fulfillment; Customer Service. Unless Company agrees to do so in an applicable SOW, Microsoft shall provide Customers purchasing Products, Upgrades or Third-Party Products with the physical media and components (if any) provided for in the applicable SOW. Unless otherwise agreed to in a SOW referencing this HPA, Company agrees that it shall (or, to the extent permitted in the Agreement, cause its agents or subcontractors to), as Microsoft’s fulfillment agent, provide Customers with the electronically digital components (e.g., digital license keys, control numbers, etc.) associated with the Products, Upgrades and Third-Party Products in accordance with the requirements set forth in the applicable SOW. Unless otherwise agreed to in a SOW referencing this HPA, Company shall not be obligated to provide customer service to Customers and Authorized Parties relating to Products, Upgrades or Third-Party Products. With the exception of any warranties made by Company in respect of Company-Source Third-Party Products in any agreement setting forth the terms on which Microsoft will purchase such Company-Sourced Third-Party Products from Company, Company shall have no obligations to Authorized Parties or Microsoft with respect to Product, Upgrade or Third-Party Product warranties.
     14. Payment Processing Services.
                    (a) Prior to the Launch Date (as defined in the applicable SOW), (a) Microsoft will enter into one or more agreements with Company and an acquiring bank mutually acceptable to the parties (the “Member Bank”), under which agreement such Member Bank shall authorize Microsoft to submit Transactions (for which Microsoft will be the seller of record) through the merchant agreement provided by the Company to Microsoft in partnership with the Member Bank (such agreement, the “Tri-Party Agreement”) for certain Transactions where a Customer uses a credit or debit card (which, for the avoidance of doubt, does not include gift cards for purposes of this HPA) and (b) Company and Microsoft (if applicable) will enter into any additional agreements with third parties required by Section 16 of this HPA to enable Company to accept the forms of payment required to be accepted in the applicable SOW. Microsoft agrees and acknowledges that Company shall have no obligation to make the Website(s) available to Users for Transactions under a SOW until following the full execution of a Tri-Party Agreement. Without limiting Section 2(a) of the Agreement or Company’s rights under the penultimate sentence of Section 14(b) of this HPA, Company agrees that it shall obtain and maintain throughout the term of a SOW, all approvals, permits, registrations, licenses and other authorizations necessary to process Transactions with the Networks and Non-Card Networks specified in the applicable SOW and otherwise accept the forms of payment specified in such SOW as contemplated therein and

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

herein. Without limiting Company’s rights under the penultimate sentence of Section 14(b) of this HPA, Company agrees that if a SOW governed by this HPA requires Company to accept payments through one or more Networks and/or Non-Card Networks, Company shall ensure, at all times during the term of such SOW, that it (i) is authorized to process such payments on Microsoft’s behalf in the manner contemplated in this HPA and the applicable SOW under its agreements with such Networks and/or Non-Card Networks and the applicable Network Rules and (ii) remains in compliance with such agreement(s) and Network Rules in connection therewith.
                    (b) Unless otherwise expressly agreed upon by the parties in the applicable SOW, the proceeds of all Transactions processed by Company under a SOW governed by this HPA [*] shall be settled or otherwise deposited directly by the Member Bank(s), the applicable Network(s) or Company, as the case may be, into one or more Microsoft-owned settlement accounts (each, a “Settlement Account”) maintained with a financial institution reasonably acceptable to the parties (each, a “Settlement Bank”). [*]
     15. [*]
     16. Maintenance of Third-Party Relationships. Company and Microsoft agree that they shall establish and maintain all contractual relationships for payment processing services with third parties Company and Microsoft mutually agree are necessary to perform the E-Commerce Activities covered by this HPA and the applicable SOWs, including, without limitation, Tri-Party Agreement(s), provided that such agreements are not in violation of Network Rules or applicable law. [*]
     17. [*]
     18. Order of Precedence. In the event of an irreconcilable conflict between this HPA and the Agreement, this HPA controls with respect to any SOW expressly referencing this HPA. In the event of a conflict between this HPA and any SOW created hereunder, the provisions of the SOW with respect to such conflicting provision shall control over this HPA, provided, however, that such conflicting provisions expressly reference the specific Section in the HPA that the parties intend to amend or supersede. This HPA does not amend or replace the Direct Reseller Addendum to the Microsoft Operations Digital Distribution Agreement dated September 1, 2006 between the parties.
     19. No Further Amendment. Except as expressly modified by this HPA, the Agreement shall remain unmodified and in full force and effect.

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

ATTACHMENT 2
[*]

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

ATTACHMENT 3
[*]

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.